Exhibit 99.1

News Release

International Game Technology Reports Second Quarter Fiscal Year 2012 Results

Second Quarter Summary and Highlights (compared to last year’s second quarter)
•	Total revenues increased 13% to $541 million
•	GAAP income from continuing operations decreased 5% to $0.21 per share
•	Adjusted income from continuing operations increased 23% to $0.27 per share

(LAS VEGAS – Apr. 24, 2012) – International Game Technology (NYSE: IGT) today reported operating results for the fiscal second quarter ended March 31, 2012.

“As expected, our financial results are strengthening as we move through the fiscal year – evidenced by our growth in both revenues and earnings in our second quarter,” said Patti Hart, CEO of IGT. “Every aspect of our business is providing a meaningful contribution to our strong financial performance.  It’s gratifying to see the effort of our employees and the proficiency of our strategic investments generating returns for our shareholders.”

Consolidated Results

($ in millions, except per share amounts)	Quarters Ended			Six Months Ended
	March 31,			March 31,
	2012	2011	% Change	2012	2011	% Change
GAAP Results
Revenue	$541.2	$477.0	13%	$986.8	$928.2	6%
Operating income	$118.0	$128.1	-8%	$217.9	$248.3	-12%
Income from continuing operations	$62.4	$67.7	-8%	$112.7	$140.5	-20%
Earnings per share from continuing operations	$0.21	$0.22	-5%	$0.38	$0.47	-19%
Net operating cash flows				$176.7	$263.7	-33%

Non-GAAP Results
Adjusted operating income	$144.2	$131.3	10%	$243.9	$252.0	-3%
Adjusted income from continuing operations	$79.5	$67.7	17%	$130.6	$129.2	1%
Adjusted earnings per share from continuing operations	$0.27	$0.22	23%	$0.44	$0.43	2%
Free cash flow (before dividends)				$53.1	$174.4	-70%

Adjusted operating income, adjusted income from continuing operations, adjusted earnings per share from continuing operations and free cash flow are non-GAAP financial measures.  Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

News Release

International Game Technology Reports 2012 Second Quarter Results

•	Revenues increased 13% to $541 million in the second quarter, primarily due to increases in North America product sales and interactive businesses.
•	Non-GAAP adjusted measures primarily reflect the exclusion of charges related to the acquisition of Double Down and a distributor settlement.

Gaming Operations

($ in millions, unless otherwise noted)	Quarters Ended			Six Months Ended
	March 31,			March 31,
	2012	2011	% Change	2012	2011	% Change

Revenue	$300.4	$269.8	11%	$565.0	$522.7	8%
Gross profit	$181.6	$167.4	8%	$342.0	$326.3	5%
Gross margin	60%	62%	-3%	61%	62%	-2%
Installed base	56,100	52,500	7%	56,100	52,500	7%
Average revenue per unit per day (0.00)	$59.09	$56.40	5%	$56.44	$54.48	4%

•	Revenues increased 11% to $300 million in the second quarter, primarily due to increases in the interactive businesses and installed base.
•	Gross margin decreased to 60% from 62% in the second quarter, primarily due to higher depreciation expense and the inclusion of the interactive businesses.
•	Installed base increases were primarily driven by an increase in North America and International lease operations.
•
Excluding the positive impact from the interactive businesses, average revenue per unit per day in the second quarter was $52.34, up 3% sequentially but down 4% over the prior year quarter, mainly due to normal seasonality and a higher mix of lower-yielding units, respectively.

•	DoubleDown Casino increased its monthly users by 24% to 5.6 million as of March 31, 2012 when compared to December 31, 2011.

News Release

International Game Technology Reports 2012 Second Quarter Results

Product Sales

($ in millions, unless otherwise noted)	Quarters Ended			Six Months Ended
	March 31,			March 31,
	2012	2011	% Change	2012	2011	% Change

Revenue	$240.8	$207.2	16%	$421.8	$405.5	4%
Gross profit	$132.0	$115.2	15%	$223.6	$225.7	-1%
Gross margin	55%	56%	-2%	53%	56%	-5%
Units recognized ('000)	10.2	9.0	13%	17.5	17.3	1%
Average machine sales price ('000)	$15.8	$14.6	8%	$15.8	$14.4	10%

•	Revenues increased 16% to $241 million in the second quarter, driven by higher unit sales and average selling price.
•	Gross margin decreased to 55% from 56% in the second quarter, primarily due to higher international non-standard manufacturing costs.
•	North America product sales gross margin increased 210 bps year-over-year and 480 bps sequentially, due to favorable mix and lower non-standard manufacturing costs.
•	Units recognized increased 13% in the second quarter, primarily due to a 32% increase in North America replacement units.
•	Average machine sales price increased 8%, mainly due to a favorable mix of higher priced boxes, including G23 MLD and Universal Slant MLD boxes.

Operating Expenses and Other Income/Expense

($ in millions)	Quarters Ended			Six Months Ended
	March 31,			March 31,
	2012	2011	% Change	2012	2011	% Change
Operating Expenses
Selling, general & administrative	$109.3	$89.1	23%	$199.1	$171.3	16%
Research & development	55.3	48.7	14%	102.2	97.6	5%
Depreciation & amortization	19.3	16.7	16%	34.7	34.8	-
Contingent acquisition related costs	11.7	-	-	11.7	-	-
Total operating expenses	$195.6	$154.5	27%	$347.7	$303.7	14%

•	Operating expenses increased primarily due to additional expenses related to the interactive businesses, including recently completed acquisitions.
•	Other expense, net, in the second quarter totaled $21 million compared to $23 million in the prior year quarter, primarily attributable to reduced interest expense.

News Release

International Game Technology Reports 2012 Second Quarter Results

Cash Flows, Balance Sheet and Capital Deployment

($ in millions)	Quarters Ended
	March 31,	Sept. 30
	2012	2011	% Change

Cash and equivalents (including restricted amounts)	$360.6	$552.0	-35%
Working capital	$667.0	$875.2	-24%
Contractual debt obligations	$1,650.0	$1,650.0	-

•	Cash and working capital decreased 35% and 24%, respectively, mainly as a result of cash deployed associated with the acquisition of Double Down.
•	During the second quarter, the company repurchased 3.0 million shares of common stock at an average price of $15.43 per share for a total cost of $46 million.
•	Over the past four quarters, the company has repurchased 6.4 million shares of common stock at an average price of $15.65 per share for a total cost of $100 million.

References to per share amounts in this release are based on diluted shares of common stock, unless otherwise specified.

Outlook
Based on current expectations and the operating results for the second quarter of fiscal 2012, the company is raising its fiscal year 2012 guidance for adjusted earnings from continuing operations to $0.98 to $1.04 per share.

News Release

International Game Technology Reports 2012 Second Quarter Results

Earnings Conference Call
As previously announced on Apr. 10, 2012, IGT will host a conference call to discuss its Second Quarter Fiscal Year 2012 earnings results on Tuesday, Apr. 24, 2012, at 2:00 p.m. PDT. The access numbers are as follows:
Domestic callers dial +1 888-829-8676, passcode IGT
International callers dial +1 773-756-4709, passcode IGT
The conference call will also be broadcast live over the Internet. A link to the webcast is available at the IGT website: http://www.IGT.com/InvestorRelations.  The call will be archived until Thursday, May 3, 2012 at http://www.IGT.com/InvestorRelations, for those interested parties that are unable to participate during the live webcast.
A taped replay of the conference call will be available beginning at approximately 4:00 p.m. PDT on Tuesday, Apr. 24, 2012. This replay will run through Thursday, May 3, 2012.  The access numbers are as follows:
Domestic callers dial +1 866-382-4784
International callers dial +1 203-369-0363

Q2 FY 2012 Excel file

Q2 FY 2012 PDF of this press release

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties.  These statements include our expected future financial and operational performance (including our guidance for fiscal year 2012) and our strategic and operational plans.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, general economic conditions and changes in economic conditions affecting the gaming industry; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; changes in laws or regulations affecting our business; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions and the additional risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2011 filed with the SEC on November 30, 2011 and our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2011 filed with the SEC on February 8, 2012, and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com.  Additional information will also be set forth in our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2012, which we expect to file with the SEC in the second quarter of calendar 2012.  All information provided in this release is as of April 24, 2012, and IGT undertakes no duty to update this information.

News Release

International Game Technology Reports 2012 Second Quarter Results

About IGT
International Game Technology (NYSE: IGT) is a global leader in the design, development and manufacture of gaming machines and systems products, as well as online and mobile gaming solutions for regulated markets. More information about IGT is available at www.IGT.com or follow IGT on Twitter at @IGTNews or Facebook at www.facebook.com/IGT.

Contact:
Matt Moyer
Vice President, Investor Relations of IGT
+1 866-296-4232

News Release

International Game Technology Reports 2012 Second Quarter Results

CONSOLIDATED STATEMENTS OF INCOME (Unaudited and Condensed)

	Quarters Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
(In millions, except per share amounts)
Revenues
Gaming operations	$300.4	$269.8	$565.0	$522.7
Product sales	240.8	207.2	421.8	405.5
Total revenues	541.2	477.0	986.8	928.2
Costs and operating expenses
Cost of gaming operations	118.8	102.4	223.0	196.4
Cost of product sales	108.8	92.0	198.2	179.8
Selling, general and administrative	109.3	89.1	199.1	171.3
Research and development	55.3	48.7	102.2	97.6
Depreciation and amortization	19.3	16.7	34.7	34.8
Contingent acquisition related costs	11.7	-	11.7	-
Total costs and operating expenses	423.2	348.9	768.9	679.9
Operating income	118.0	128.1	217.9	248.3
Other income (expense)
Interest income	10.8	13.3	22.9	26.6
Interest expense	(30.0)	(35.6)	(60.1)	(71.0)
Other	(2.0)	(1.0)	(4.8)	3.4
Total other income (expense)	(21.2)	(23.3)	(42.0)	(41.0)
Income from continuing operations before tax	96.8	104.8	175.9	207.3
Income tax provision	34.4	37.1	63.2	66.8
Income from continuing operations	62.4	67.7	112.7	140.5
Income (loss) from discontinued operations, net of tax	(0.5)	1.9	(1.5)	2.8
Net income	$61.9	$69.6	$111.2	$143.3
Basic earnings (loss) per share
Continuing operations	$0.21	$0.22	$0.38	$0.47
Discontinued operations	-	0.01	(0.01)	0.01
Net income	$0.21	$0.23	$0.37	$0.48
Diluted earnings (loss) per share
Continuing operations	$0.21	$0.22	$0.38	$0.47
Discontinued operations	-	0.01	(0.01)	0.01
Net income	$0.21	$0.23	$0.37	$0.48
Weighted average shares outstanding
Basic	296.7	298.4	297.0	298.0
Diluted	298.1	299.9	298.6	299.4

News Release

International Game Technology Reports 2012 Second Quarter Results

CONSOLIDATED BALANCE SHEET (Unaudited and Condensed)

	March 31,	September 30,
	2012	2011
(In millions)
Assets
Current assets
Cash and equivalents	$271.1	$460.0
Restricted cash and investments	89.5	92.0
Jackpot annuity investments	61.5	63.2
Receivables, net	511.4	487.2
Inventories	90.6	73.0
Other assets and deferred costs	217.4	234.5
Total current assets	1,241.5	1,409.9
Property, plant and equipment, net	582.0	552.1
Jackpot annuity investments	313.0	324.6
Contracts and notes receivable, net	128.2	126.4
Goodwill and other intangibles, net	1,725.1	1,401.8
Other assets and deferred costs	358.7	339.6
Total Assets	$4,348.5	$4,154.4
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$89.1	$103.0
Jackpot liabilities, current portion	150.4	143.0
Dividends payable	17.7	17.8
Other accrued liabilities	317.3	270.9
Total current liabilities	574.5	534.7
Long-term debt	1,656.4	1,646.3
Jackpot liabilities	346.4	365.4
Other liabilities	260.4	163.2
Total Liabilities	2,837.7	2,709.6
Total Equity	1,510.8	1,444.8
Total Liabilities and Shareholders' Equity	$4,348.5	$4,154.4

News Release

International Game Technology Reports 2012 Second Quarter Results

CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited and Condensed)

	Six Months Ended
	March 31,
	2012	2011
(In millions)
Operating
Net income	$111.2	$143.3
Depreciation and amortization	115.2	109.2
Other non-cash items	42.1	39.6
Changes in operating assets and liabilities, excluding acquisitions:
Receivables	(28.5)	3.8
Inventories	(14.6)	(6.2)
Accounts payable and accrued liabilities	3.8	(35.4)
Jackpot liabilities	(21.9)	(56.4)
Income taxes	(13.8)	47.7
Other assets and deferred costs	(16.8)	18.1
Net operating cash flows	176.7	263.7
Investing
Capital expenditures	(123.6)	(89.3)
Jackpot annuity investments, net	23.6	26.6
Changes in restricted cash	3.2	23.0
Loans receivable, net	14.9	14.3
Business/VIE acquisition/deconsolidation	(233.0)	-
Other	19.8	25.7
Net investing cash flows	(295.1)	0.3
Financing
Debt related proceeds (payments), net	-	(100.0)
Employee stock plans	14.3	16.7
Share repurchases	(50.1)	-
Noncontrolling interest acquired	(2.5)	-
Dividends paid	(35.7)	(35.8)
Net financing cash flows	(74.0)	(119.1)
Foreign exchange rates effect on cash	3.5	2.6
Net change in cash and equivalents	(188.9)	147.5
Beginning cash and equivalents	460.0	158.4
Ending cash and equivalents	$271.1	$305.9

News Release

International Game Technology Reports 2012 Second Quarter Results

SUPPLEMENTAL DATA (Unaudited)
Revenue Metrics	Quarters Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
In millions, unless otherwise noted
Gaming Operations
Revenues	$300.4	$269.8	$565.0	$522.7
North America	254.7	232.9	474.3	450.9
International	45.7	36.9	90.7	71.8
Gross margin	60%	62%	61%	62%
North America	59%	61%	59%	61%
International	67%	71%	67%	71%
Installed base ('000)	56.1	52.5	56.1	52.5
North America	42.7	40.5	42.7	40.5
International	13.4	12.0	13.4	12.0
Average revenue per unit per day (0.00)	$59.09	$56.40	$56.44	$54.48
Double Down Average User Statistics*
Daily users	1.4
Monthly users	5.0
Bookings per daily user (0.00)	$0.24
*as a single application with multiple games, active users equal unique users
Product Sales
Revenues	$240.8	$207.2	$421.8	$405.5
North America	160.8	135.0	263.9	268.7
International	80.0	72.2	157.9	136.8
Machines	$161.1	$131.1	$276.8	$249.7
North America	101.4	77.8	160.5	153.3
International	59.7	53.3	116.3	96.4
Non-machine	$79.7	$76.1	$145.0	$155.8
North America	59.4	57.2	103.4	115.4
International	20.3	18.9	41.6	40.4
Gross margin	55%	56%	53%	56%
North America	57%	55%	55%	56%
International	50%	56%	49%	55%
Units recognized ('000)	10.2	9.0	17.5	17.3
North America	6.8	5.7	10.6	10.8
International	3.4	3.3	6.9	6.5
Units shipped ('000) [includes units where revenues deferred]	10.5	8.9	17.0	16.4
North America	6.7	5.3	10.2	9.8
New	1.7	1.5	2.4	2.9
Replacement	5.0	3.8	7.8	6.9
International	3.8	3.6	6.8	6.6
New	2.0	2.3	3.3	3.1
Replacement	1.8	1.3	3.5	3.5
Average revenue per unit ('000)	$23.6	$23.0	$24.1	$23.4
North America	23.6	23.7	24.9	24.9
International	23.5	21.9	22.9	21.0
Average machine sales price ('000)	$15.8	$14.6	$15.8	$14.4
North America	14.9	13.6	15.1	14.2
International	17.6	16.2	16.9	14.8

News Release

International Game Technology Reports 2012 Second Quarter Results

Reconciliations of GAAP to Non-GAAP Measures (In millions, except EPS)

		Quarters Ended		Six Months Ended
		March 31,		March 31,
		2012	2011	2012	2011
Adjusted Income from Continuing Operations
GAAP income from continuing operations		$62.4	$67.7	$112.7	$140.5

Acquisition related charges (primarily related to Double Down):
Contingent retention & earn-out	Contingent acquisition related costs	11.7	-	11.7	-
Amortization of intangibles	Cost of gaming operations	2.3	-	2.3	-
Amortization of intangibles	Depreciation & amortization	3.9	-	3.9	-
Professional fees	Selling, general & administrative	4.5	-	5.7	-
Severance	Selling, general & administrative	1.2	-	1.2	-
Distributor settlement	Selling, general & administrative	3.1	-	3.1	-
Investment gain (no tax benefit)	Other income (expense), net	-	-	-	(4.3)
Total adjustments before tax		26.7	-	27.9	(4.3)
Tax effect at 36%	Income tax provision	(9.6)	-	(10.0)	-

Certain discrete tax items (benefits)	Income tax provision	-	-	-	(7.0)
Total adjustments after tax		17.1	-	17.9	(11.3)
Adjusted income from continuing operations		$79.5	$67.7	$130.6	$129.2

Adjusted EPS from Continuing Operations
GAAP EPS from continuing operations		$0.21	$0.22	$0.38	$0.47

Acquisition related charges:
Contingent retention & earn-out		0.03	-	0.03	-
Amortization of intangibles		-	-	-	-
Amortization of intangibles		0.01	-	0.01	-
Professional fees		0.01	-	0.01	-
Severance		-	-	-	-
Distributor settlement		0.01	-	0.01	-
Investment gain		-	-	-	(0.01)
Certain discrete tax items (benefits)		-	-	-	(0.03)
Total adjustments		0.06	-	0.06	(0.04)
Adjusted EPS from continuing operations		$0.27	$0.22	$0.44	$0.43

Adjusted income from continuing operations and adjusted EPS from continuing operations are supplemental non-GAAP financial measures commonly used by management and industry analysts to evaluate our financial performance.  Adjusted income from continuing operations should not be construed as an alternative to income from continuing operations, and Adjusted EPS from continuing operations should not be construed as an alternative to EPS from continuing operations, as indicators of our operating performance determined in accordance with GAAP (generally accepted accounting principles).  All companies do not calculate Adjusted income from continuing operations or Adjusted EPS from continuing operations in the same manner, and IGT's presentation may not be comparable to that of other companies.

News Release

International Game Technology Reports 2012 Second Quarter Results

	Quarters Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Adjusted Operating Income and Margin
GAAP operating income	$118.0	$128.1	$217.9	$248.3

Amortization of acquired intangibles in cost of gaming operations	2.3	-	2.3	-
Total adjustments to operating expenses (below)	23.9	3.2	23.7	3.7
Adjusted operating income	$144.2	$131.3	$243.9	$252.0
Adjusted operating margin	27%	28%	25%	27%

Adjusted Operating Expenses
GAAP operating expenses	$195.6	$154.5	$347.7	$303.7
Acquisition related charges:
Contingent costs	(11.7)	-	(11.7)	-
Amortization of intangibles	(3.9)	-	(3.9)	-
Professional fees	(4.5)	-	(5.7)	-
Severance	(1.2)	-	(1.2)	-
Distributor settlement	(3.1)	-	(3.1)	-
Bad debt provision	0.5	(3.2)	1.9	(3.7)
Total adjustments	(23.9)	(3.2)	(23.7)	(3.7)
Adjusted operating expenses	$171.7	$151.3	$324.0	$300.0
% of revenue	32%	32%	33%	32%

Adjusted operating income, Adjusted operating margin, and Adjusted operating expenses are supplemental non-GAAP financial measures commonly used by management and industry analysts to evaluate our financial and operating performance.  Adjusted operating margin is a measure of adjusted operating income as a percentage of total revenues. Adjusted operating income, adjusted operating margin, and adjusted operating expenses, should not be construed as alternatives to operating income, operating margin, and operating expenses, respectively, as indicators of operating performance determined in accordance with GAAP (generally accepted accounting principles).  All companies do not calculate adjusted operating income, adjusted operating margin, and adjusted operating expenses in the same manner and IGT's presentation may not be comparable to that of other companies.

News Release

International Game Technology Reports 2012 Second Quarter Results

	Quarters EndedMarch 31,		Six Months EndedMarch 31,
	2012	2011	2012	2011
Adjusted EBITDA
GAAP Income from continuing operations	$62.4	$67.7	$112.7	$140.5
Other (income) expense, net	21.2	23.3	42.0	41.0
Income tax provision	34.4	37.1	63.2	66.8
Depreciation and amortization	60.6	52.8	115.2	106.1
Other charges:
Share-based compensation	8.5	10.9	16.7	22.3
Contingent acquisition related costs	11.7	-	11.7	-
Adjusted EBITDA	$198.8	$191.8	$361.5	$376.7

Adjusted EBITDA (income from continuing operations before interest and other non-operating income/expense-net, income tax provision, depreciation and amortization, and other charges noted in the reconciliation) is a supplemental non-GAAP financial measure commonly used by our management and industry analysts to evaluate our financial performance.  Adjusted EBITDA provides useful information to investors regarding our ability to service debt and is a commonly used financial analysis tool for measuring and comparing gaming companies in several areas of liquidity, operating performance, valuation and leverage.  Adjusted EBITDA should not be construed as an alternative to operating income (as an indicator of our operating performance) or net cash from operations (as a measure of liquidity) determined in accordance with GAAP (generally accepted accounting principles).  All companies do not calculate Adjusted EBITDA in the same manner, and IGT's presentation may not be comparable to that of other companies.

	Six Months Ended
	March 31,
	2012	2011
Free Cash Flow
GAAP net operating cash flows	$176.7	$263.7
Investment in property, plant and equipment	(34.5)	(8.4)
Investment in gaming operations equipment	(87.1)	(80.2)
Investment in intellectual property	(2.0)	(0.7)
Free Cash Flow (before dividends)	53.1	174.4
Dividends paid	(35.7)	(35.8)
Free Cash Flow (after dividends)	$17.4	$138.6

Free cash flow is a supplemental non-GAAP financial measure commonly used by our management and industry analysts to evaluate the discretionary amount of operating cash flows.  Free cash flow should not be construed as an alternative to net operating cash flows or other cash flow measurements determined in accordance with GAAP (generally accepted accounting principles).  All companies do not calculate free cash flow in the same manner, and IGT's presentation may not be comparable to that of other companies.

News Release

International Game Technology Reports 2012 Second Quarter Results

Guidance for Adjusted Earnings from Continuing Operations for Fiscal 2012

	Range Estimate
	For Fiscal Year 2012
(In millions, except EPS)
	Low	High
Guidance for GAAP EPS from continuing operations	$0.82	$0.88
Acquisition related charges	0.15	0.15
Distributor settlement	0.01	0.01
Guidance for Adjusted EPS from continuing operations	$0.98	$1.04

Adjusted EPS from continuing operations for the fiscal year is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our financial performance.  Adjusted EPS from continuing operations should not be construed as an alternative to EPS from continuing operations, as an indicator of our operating performance determined in accordance with generally accepted accounting principles.  All companies do not calculate adjusted EPS from continuing operations in the same manner, and IGT's presentation may not be comparable to that of other companies. This guidance is as of April 24, 2012, and IGT undertakes no duty to update this guidance.